SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant      [  ]

Filed by a Party other than the Registrant      [X]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

ASA GOLD AND PRECIOUS METALS LIMITED

(Name of Registrant as Specified In Its Charter)

LITIGATION COMMITTEE OF THE BOARD OF ASA GOLD AND PRECIOUS METALS LIMITED

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
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[ ]	Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	2)	Form, Schedule or Registration Statement No.: _______________________________________

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	4)	Date Filed: _______________________________________

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED [--]
ASA Gold and Precious Metals Limited
__________________________
PROXY STATEMENT
OF

THE LITIGATION COMMITTEE OF ASA GOLD AND PRECIOUS METALS LIMITED
_________________________
PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY
This proxy statement (the “Proxy Statement”) and the enclosed WHITE proxy card are being furnished by the Litigation Committee (as defined below) of ASA Gold and Precious Metals Limited (the “Fund”), in connection with the solicitation of proxies from the shareholders of the Fund at the upcoming special general meeting of shareholders, including any adjournments or postponements thereof (the “Special Meeting”).
An activist shareholder, Saba Capital Management, L.P. (“Saba”), has requisitioned the Special Meeting in an effort to expand the board of directors of the Fund (the “Board”) from four to five directors and to get an additional nominee that it has chosen elected to the Board to fill the new fifth seat. This would give Saba-nominated directors three of the five positions on the Board.
The Litigation Committee of the Board of Directors of the Fund (the “Litigation Committee”) is comprised of legacy independent directors, Mary Joan Hoene and William Donovan, and was created to act on behalf of the Fund in connection with any disputes or disagreements with Saba or its representatives, and to protect the Fund and its shareholders and act in their best interests.
We urge shareholders to vote AGAINST expanding the Board from four to five members and to vote AGAINST the Saba Nominee, because we believe that these actions are not in the best interests of the majority of shareholders of the Fund, excluding Saba. As of April 7, 2025, Saba reported owning 17.11% of the Fund and has already nominated two out of the four current directors. We believe that allowing Saba to select another director would give Saba an outsized influence on the Fund.
We are therefore seeking your support at the Special Meeting that is scheduled to be held on [=], 2025 at [=] [a.m./p.m.] (Eastern Time) [via live webcast].
The Fund is a closed-end management investment company registered under the Bermuda Companies Act of 1981, as amended (the “Bermuda Companies Act”), and the Investment Company Act of 1940, as amended.

This Proxy Statement and the enclosed WHITE proxy card are first being furnished to the Fund’s shareholders on or about [--], 2025.

The Fund’s annual report to shareholders is sent to shareholders of record following the Fund’s fiscal year end. The Fund’s most recent annual report and most recent succeeding semiannual report are also available free of charge, at https://www.asaltd.com/sec-company-filings.
The principal office of the Fund is located c/o Apex Fund Services at Three Canal Plaza, Portland, Maine 04101. You can reach the office of the Fund by telephone by calling [ ].
PROPOSALS
The Litigation Committee is seeking your support to vote at the Special Meeting with respect to the following proposals (the “Proposals”) and to consider and act upon any other business that may properly come before the Special Meeting.
Proposal	Our Recommendation

1. Saba’s proposal to increase the size of the Board from four to five members.	Vote AGAINST
2. Subject to the passing of Proposal 1, Saba’s proposal to appoint Maryann Bruce (the “Saba Nominee”) as a director of the Fund with immediate effect.	Vote AGAINST

The Board is currently comprised of four directors, with all directors standing for election each year. If Proposal 1 is approved at the Special Meeting, as proposed by Saba, the size of the Board would be increased from four to five members. If the Saba Nominee is elected as a director of the Fund at the Special Meeting, she would serve until the Fund’s 2025 annual general meeting of shareholders, and the Saba Nominee, together with the two current directors nominated by Saba at the 2024 annual general meeting of shareholders of the Fund, would represent a majority of the members of the Board. We are soliciting proxies AGAINST the approval of Proposal 1 to expand the Board from four to five members and AGAINST Proposal 2 to appoint the Saba Nominee as a director of the Fund.
The record date for determining shareholders entitled to notice of and to vote at the Special Meeting (the “Record Date”) is [--], 2025. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. As of the close of business on the Record Date, the members of the Litigation Committee may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Securities Exchange Act of 1934 (the “Exchange Act”)), in the aggregate, [--] Common Shares, including [--] Common Shares held in record name. There were [--] Common Shares outstanding as of the Record Date. This Proxy Statement and form of proxy will be available free of charge on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov [and also may be accessed via [---]].

We urge you to sign, date and return the WHITE proxy card “AGAINST” the expansion of the Board from four to five members in Proposal 1 and “AGAINST” the appointment of the Saba Nominee to the Board in Proposal 2. By returning the WHITE proxy card, you are authorizing the Litigation Committee to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted “AGAINST” each of the Proposals.

According to the Bye-Laws of the Fund (the “Bylaws”), the Proposals will be decided upon by a simple majority of votes cast at the Special Meeting.

This proxy solicitation is being made by the Litigation Committee to oppose Saba’s proposals and not on behalf of the Board or any other third party.
If you have already voted using Saba’s gold proxy card, you can change your vote by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope or by voting via internet or by telephone by following the instructions on the WHITE proxy card. Importantly, only the latest validly executed proxy that you submit will be counted. In addition, any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the section titled “Questions and Answers About the Proxy Materials and the Special Meeting.
For instructions on how to vote, including the quorum and voting requirements for the Fund and other information about the proxy materials, see the section titled “Questions and Answers About the Proxy Materials and the Special Meeting.”

We urge you to promptly sign, date and return your WHITE proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Sodali & Co., toll free at [--] or via email at [--].

REASONS FOR THIS PROXY SOLICITATION
The Litigation Committee is pursuing this proxy solicitation because it strongly believes that Saba’s proposals to expand the size of the Board and appoint a Saba-selected director to the new seat are not in shareholders’ best interests. The Litigation Committee is mailing this Proxy Statement to shareholders in order to ensure that shareholders have access to full, unbiased and independent information about Saba and the Saba Nominee. Saba is a minority shareholder of the Fund, having reported owning 17.11% of the Fund as of April 7, 2025, and has already nominated two of the current four directors.

In addition, the two Saba-nominated directors have prevented the Board from scheduling the annual general meeting and otherwise refused to agree to convene the 2025 annual general meeting. The Litigation Committee does not believe that the Fund or Fund shareholders would benefit from creating and filling a new director seat without a balanced election involving unimpeachably independent nominees, following the standard Fund process used to vet potential director nominees. The Litigation Committee instead believes that it would be in the best interests of shareholders if the existing Saba-nominated directors on the Board met their required basic corporate governance responsibilities, such as agreeing to schedule the annual general meeting and nominating directors for the annual general meeting in accordance with the Fund’s nomination procedures.

In addition, the Litigation Committee does not believe that the Saba Nominee is independent from Saba given the fact that Saba and the Saba-nominated directors on the Board have refused to support or nominate any independent nominees for the other independent directors to consider through the Fund’s standard governance process, yet put forth the Saba Nominee to run unopposed through the separate requisition process.

The Litigation Committee is not opposed to Saba, or other shareholders, submitting nominees to be considered by Fund shareholders. However, the Litigation Committee believes that this should be done in the course of the normal annual general meeting cycle, with Fund shareholders being given the chance to choose between nominees submitted by shareholders such as Saba and nominees chosen by the Board’s Nominating Committee in keeping with the Fund’s standard Board process.

We recommend voting AGAINST Proposal 1 to expand the Board from four to five members, and voting AGAINST Proposal 2 to elect the Saba Nominee.

PROPOSAL 1: BOARD EXPANSION
The Litigation Committee does not support expanding the Board from four to five directors. The Litigation Committee believes that the Board functioned well with four directors prior to the Saba-nominated directors joining the Board.
Instead, the Litigation Committee believes that the Board (and specifically, the Saba-nominated directors on the Board) could better address the current deadlock by agreeing to schedule the annual general meeting, agreeing upon qualified and truly independent candidates, many of whom have already been recommended, following the standard process, and allowing shareholders to vote for directors at the annual general meeting as legally required. The Litigation Committee does not believe that handing Saba a majority of the Board seats would benefit Fund shareholders.
Accordingly, shareholders are being asked to vote AGAINST increasing the size of the Board from four to five members.
Each member of the Litigation Committee intends to vote their Common Shares against this Proposal 1.
Vote Required.
Assuming that a quorum is present, the approval to increase the size of the Board from four to five members requires the affirmative vote of a majority of the votes cast at the Special Meeting.
Abstentions will have no effect on the vote for Proposal 1.

 We recommend a vote AGAINST expanding the Board on the WHITE proxy card.

PROPOSAL 2: DIRECTOR ELECTION
The Board is currently comprised of four directors, each of whom is elected annually.
We are soliciting proxies to vote against the Saba Nominee’s election to serve as a director of the Fund (Proposal 2). Proposal 2 is subject to and conditioned upon the approval of Proposal 1.
By nominating the Saba Nominee during a Special Meeting, rather than the annual general meeting, Saba essentially removed the potential for the Saba Nominee to run against another individual, depriving shareholders of a choice. As a result, if Proposal 1 is passed, you do not have the opportunity to weigh alternative candidates.
In addition, Saba has already nominated four individuals for the annual general meeting, whenever it occurs. Therefore, it is possible that if Proposal 2 is approved and the Saba Nominee is elected, in the future, the entire Board will be comprised of directors nominated by Saba, including a Saba partner.
Moreover, in spite of being on the Board and being repeatedly requested to suggest independent individuals for the other directors to interview and consider for nomination for the annual general meeting consistent with the standard Board process, Paul Kazarian, along with others at Saba, declined to name any potential nominees within the formal Board process. In addition, the Litigation Committee notes that it attempted to speak with the Saba Nominee in order to arrange for a meeting with the Nominating Committee members in keeping with its standard practice in evaluating potential Board candidates, but the Saba Nominee and her counsel (which is also Saba’s counsel) declined. This is contrary to the process followed by the

Nominating Committee and Board for over 10 years and has precluded the Litigation Committee from evaluating the Saba Nominee outside of the fact that she shares a counsel with Saba and was nominated by Saba, which suggests a lack of independence from Saba. As a result, based on the information it has available, the Litigation Committee believes it is against the interests of the Fund and Fund shareholders to elect the Saba Nominee as a director of the Fund.
Vote Required.

Assuming that a quorum is present, electing a director requires the affirmative vote of a majority of the votes cast at the Special Meeting.
Abstentions will have no effect on the vote for Proposal 2.

We recommend a vote AGAINST electing the Saba Nominee as a director of the Fund on the WHITE proxy card.

Each member of the Litigation Committee intends to vote their Common Shares against this Proposal 2.
We urge you to sign and return our WHITE proxy card. If you have already voted using Saba’s gold proxy card, you may change your vote by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the WHITE proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Sodali & Co., toll free at [--] or via email at [--].

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING
Who is entitled to vote?
Holders of Common Shares as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. Shareholders who sell their Common Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Common Shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such Common Shares after the Record Date (unless they also transfer their voting rights as of the Record Date).
How do I vote my shares?
Common Shares held in record name. If your Common Shares are registered in your own name, please vote today by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of Common Shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.
Common Shares beneficially owned or held in “street” name. If you hold your Common Shares in “street” name with a broker, bank, dealer, trust company, or other nominee, only that nominee can exercise the right to vote with respect to the Common Shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company, or other nominee to vote “AGAINST” each of the Proposals. Please follow the instructions to vote provided on the enclosed WHITE voting instruction form. If your broker, bank, dealer, trust company, or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE voting instruction form. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to [--] or [--].
How should I vote on the Proposals?
We recommend that you vote your shares on the WHITE proxy card as follows:
“AGAINST” increasing the size of the board from four to five members (Proposal 1);
“AGAINST” electing the Saba Nominee as a director of the Board with immediate effect, subject to the passing of Proposal 1 (Proposal 2).
Proposal 2 is subject to and conditioned upon the approval of Proposal 1.
How many shares must be present to hold the Special Meeting?
The holders of one-third (1/3) of Fund’s outstanding Common Shares present by proxy and entitled to vote constitute a quorum at the Special Meeting. Abstentions and “broker non-votes” (i.e., shares held by brokers, banks or other nominees for which (i) instructions have not been received from the beneficial owner or persons entitled to vote and (ii) the broker, bank or nominee does not have discretionary voting power on a particular matter, if any) will be counted for purposes of determining whether a quorum is present, but will be disregarded in determining the “votes cast” on a Proposal. Therefore, abstentions and “broker non-votes” (if any) will have no effect on the vote for either Proposal.
What vote is needed to approve the Proposals?

Proposal 1 – Board Expansion. According to the Bylaws, assuming that a quorum is present, increasing the size of the Board from four to five members requires the affirmative vote of a majority of the votes cast at a general meeting of shareholders. Abstentions and “broker non-votes” will be disregarded in determining the “votes cast” on a proposal. Therefore, abstentions and “broker non-votes” will have no effect on outcome of Proposal 1.
Proposal 2 – Director Appointment. According to the Bylaws, assuming that a quorum is present, appointing a director requires the affirmative vote of a majority of the votes cast at a general meeting of shareholders. Abstentions and “broker non-votes” will be disregarded in determining the “votes cast” on a proposal. Therefore, abstentions and “broker non-votes” will have no effect on outcome of Proposal 2.

PLEASE DO NOT SIGN OR RETURN A GOLD PROXY CARD FROM SABA.
What should I do if I receive a proxy card from Saba?
You may receive proxy solicitation materials from Saba, including a proxy statement and a gold proxy card.
We recommend that you discard any proxy card that may be sent to you by Saba. If you have already voted using Saba’s gold proxy card, you can change your vote by signing, dating and returning the enclosed WHITE proxy card in the enclosed pre-paid envelope or by voting via internet or by telephone by following the instructions on the WHITE proxy card.  Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions below under “Can I change my vote or revoke my proxy?”
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Sodali & Co. Shareholders may call toll free at [--] or via email at [--].
Can I change my vote or revoke my proxy?
If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Special Meeting. Proxies may be revoked by any of the following actions:
•
signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided or signing, dating and returning a white proxy card (the latest dated proxy is the only one that counts);

•	delivering a written revocation to [--]; or
•	attending the Special Meeting and voting by ballot in person (although attendance at the Special Meeting will not, by itself, revoke a proxy).
If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee. If you attend the Special Meeting and you beneficially own Common Shares but are not the record owner, your mere attendance at the Special Meeting WILL NOT be sufficient to revoke any previously submitted proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting in the form of a “legal proxy” issued in your name from the bank, broker, or other nominee that holds your shares. If you have any questions or require any assistance with voting your Common Shares, please contact our proxy solicitor, Sodali & Co., toll free at [--] or via email at [--].
IF YOU HAVE ALREADY VOTED USING SABA’S GOLD PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to Saba, we request that a copy of any revocation be mailed to [ • ], c/o Sodali & Co., [ •  ], so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?
The solicitation of proxies pursuant to this proxy solicitation is being made by the Litigation Committee. The Fund will pay the costs of soliciting proxies on behalf of the Litigation Committee. Proxies may be solicited by mail, facsimile, telephone, Internet, in person, or by advertisements. The Litigation Committee will solicit proxies from individuals, brokers, banks, bank nominees, and other institutional holders. The Litigation Committee will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward all solicitation materials to the beneficial owners of the Common Shares they hold of record. The Fund will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that no regular employees of the Fund will participate in the solicitation of proxies against the Proposals.
The Litigation Committee [has retained] Sodali & Co. to provide solicitation and advisory services in connection with this solicitation. Sodali & Co. will be paid a fee of $[--] based upon the campaign services provided. Sodali & Co. will solicit proxies from individuals, brokers, banks, bank nominees, and other institutional holders. It is anticipated that Sodali & Co. will employ approximately [--] persons to solicit the Fund’s shareholders as part of this solicitation. [Sodali & Co. does not believe that any of its owners, managers, officers, employees, affiliates, or controlling persons, if any, is a “participant” in this proxy solicitation.] In addition, the related fees for attorneys, accountants, public relations or financial advisers, advertising, printing, transportation, litigation and other costs incidental to the solicitation are estimated to be $[ • ].] [The Litigation Committee estimates that [--] has been paid to Sodali & Co. to date.]
What is Householding of Proxy Materials?
The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual and semi-annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or periodic report addressed to those shareholders. Some banks and brokers with account holders who are shareholders of the Fund may be householding proxy materials.
However, because Saba has initiated a contested proxy solicitation, banks and brokers with account holders who are shareholders of the Fund will not be householding the proxy materials.
Where can I find additional information concerning the Fund?
Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Fund’s definitive proxy statement in connection with the Special Meeting. Such disclosure includes information regarding securities of the Fund beneficially owned by the Fund’s directors, nominees and management; the Fund’s investment manager and administrator; the Audit Committee of the Board; certain shareholders’ beneficial ownership of more than 5% of the Fund’s voting securities; information concerning the Fund’s directors; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the 2025 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. We take no responsibility for the accuracy or completeness of any information that we expect to be contained in the Fund’s definitive proxy statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Fund has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the Internet, free of charge, on the SEC’s website at https://www.sec.gov/edgar. The Edgar file number for the Fund is 811-21650.
We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating, and returning the enclosed WHITE proxy card today.

Thank you for your support,

Mary Joan Hoene and William Donovan

THE LITIGATION COMMITTEE
OF THE BOARD OF DIRECTORS OF ASA GOLD AND PRECIOUS METALS LIMITED

[DATE]

ANNEX I: INFORMATION ON THE LITIGATION COMMITTEE

Beneficial Ownership and Other Information
This proxy solicitation is being made by the Litigation Committee of the Board of Directors of ASA Gold and Previous Metals Limited. (the “Litigation Committee”). As of the date of this Proxy Statement, the members of the Litigation Committee may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act for the purposes of this Annex I) [13,100] Common Shares in the aggregate, representing [0.07%] of the outstanding Common Shares. The percentage used herein is based upon [18,911,123] Common Shares outstanding as of [April 3, 2025] [,as disclosed in the Fund’s Annual Report on Form N-CSRS filed with the SEC on February 4, 2025]. Of the [13,100] Common Shares owned in the aggregate by the members of the Litigation Committee, such Common Shares may be deemed to be beneficially owned as follows:

	BENEFICIAL OWNERSHIP(1)
BENEFICIAL OWNER	NUMBER OF SHARES	PERCENT OF TOTAL
Mary Joan Hoene(2)	8,800	*
William Donovan(3)	4,300	*
Litigation Committee Total	13,100	*
*	Less than 1% of the outstanding shares of Common Shares issued and outstanding.
(1)	Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to Common Shares.
(2)	Consists of 8,800 Common Shares. The voting and dispositive power over the shares is held solely by Ms. Hoene. The business address for this shareholder is Three Canal Plaza, Portland, ME 04101.
(3)
Consists of 4,300 Common Shares. The voting and dispositive power over the shares is held jointly between Mr. Donovan and Lisa Laurich Donovan. The business address for this shareholder is Three Canal Plaza, Portland, ME 04101.

The principal business of the members of the Litigation Committee to act on behalf of the Fund in connection with any disputes or disagreements with Saba or its representatives to protect the Fund and its shareholders and act in their best interests.
Except as set forth in this Proxy Statement, (i) within the past 10 years, no member of the Litigation Committee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no member of the Litigation Committee directly or indirectly beneficially owns any securities of the Fund which are owned of record but not beneficially; (iii) no part of the purchase price or market value of the securities of the Fund owned by any member of the Litigation Committee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (iv) no

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member of the Litigation Committee is, or within the past year was, a party to any contract, arrangements, or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (v) no associate of any member of the Litigation Committee owns beneficially, directly or indirectly, any securities of the Fund; (vi) no member of the Litigation Committee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (vii) no member of the Litigation Committee and no Immediate Family Member of any member of the Litigation Committee or any of his or its associates was a party to, or had a direct or indirect material relationship in, any transaction or series of similar transactions since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions in which the amount involved exceeds $120,000 and for which any of the following was or is a party: (a) the Fund or any of its subsidiaries; (b) an Officer of the Fund; (c) an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 40 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by or is under common control with the investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (d) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (e) any Officer or any person directly or indirectly controlling, controlled by, or under common control with any investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (f) an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (g) an Officer of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (viii) no member of the Litigation Committee or any of his or her associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; (ix) no member of the Litigation Committee has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Special Meeting;

Name	Transaction Date	# of Shares	Description		Security
Mary Joan Hoene	[•]	[•]	[Acquisition]	[Grant, award, or other acquisition pursuant to Rule 16b-3(d)]	[Common Shares]
	[•]	[•]	[Sale]	[•]	[•]

Name	Transaction Date	# of Shares	Description		Security
William Donovan	[•]	[•]	[Acquisition]	[Grant, award, or other acquisition pursuant to Rule 16b-3(d)]	[Common Shares]
	[•]	[•]	[Sale]	[•]	[•]

IMPORTANT
YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your vote “AGAINST” Proposal 1 to increase the size of the Board from four to five members and “AGAINST” Proposal 2 to elect the Saba Nominee as a director of the Fund by taking three steps:

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•	SIGNING the enclosed WHITE proxy card,
•	DATING the enclosed WHITE proxy card, and
•	MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).
If any of your shares are held in the name of a broker, bank, bank nominee, or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed WHITE voting instruction form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE voting instruction form to be issued representing your shares.
By returning the WHITE proxy card, you are authorizing the Litigation Committee to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted “AGAINST” each of the Proposals.
If you have previously signed, dated, and returned a gold proxy card to Saba, you can change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Saba by signing, dating, and mailing the enclosed WHITE proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Special Meeting by delivering a written notice of revocation or a later dated proxy for the Special Meeting to [---].
If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares, please contact our proxy solicitor:
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substitution), to represent the undersigned and vote all common shares of the Company that the undersigned may be entitled to vote (as of the record date) at the Special General Meeting of Shareholders to be held [ ] at [ ], and any adjournment or postponement thereof (the "Meeting"), with all the power the undersigned would have if personally present. **Please refer to the Proxy Statement for instructions on how to participate in the Meeting.**

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "AGAINST" Proposal 1 and "AGAINST" the nominee listed in Proposal 2, with discretionary power to vote upon such other business as may properly come before the Meeting.

**The Litigation Committee recommends that you vote "AGAINST" Proposal 1, and "AGAINST" the nominee listed in Proposal 2**

**TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒**

**We recommend that you vote "AGAINST" Proposal 1:**

| FOR | ABSTAIN | AGAINST |
| --- | --- | --- |
| ☐ | ☐ | ☐ |

**We recommend that you vote "AGAINST" Proposal 2:**

| | FOR | ABSTAIN |
| --- | --- | --- |
| Maryann Bruce | ☐ | ☐ |

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